Exhibit 10.3

February 12, 2014

Bluerock Residential Growth REIT, Inc.

27777 Franklin Road, Suite 900

Southfield, MI 48034

Ladies and Gentlemen:

Management of Bluerock Real Estate, LLC (or “Bluerock”) filed a registration statement to sell shares of common stock in an underwritten public offering of Bluerock Residential Growth REIT, Inc. (or “the Company”). This letter confirms that Bluerock (or one or more of its subsidiaries) will provide financial support to the Company sufficient for it to satisfy in the ordinary course of business its obligations and debt service requirements, including those related to the filing of the above mentioned registration statement, if the Company is unable to satisfy those expenses as they ordinarily come due after the Company has expended best efforts to satisfy those expenses by means available to it. Bluerock will satisfy, on a timely basis all liabilities and obligations of the Company that the Company is unable to satisfy when due from the date of this letter, through and including the earlier of (1) February 15, 2015 or (2) the initial closing date of the initial firmly underwritten public offering pursuant to the registration statement, File No. 333-192610, after the Company has expended best efforts to satisfy those expenses by means available to it.

The undersigned represent that Bluerock (or one or more of its subsidiaries) has the ability to provide the necessary financial support to the Company to the extent and when deemed necessary by the Company and that there are no restrictions on Bluerock (or one or more of its subsidiaries) to provide such support.

Very truly yours,

/s/ R. Ramin Kamfar

Ramin Kamfar

Bluerock Real Estate, LLC

Chief Executive Officer

27777 Franklin Road, Ste. 900 ■ Southfield, MI 48034 ■ Tel: 248.226-5700 ■ www.bluerockre.com